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                             P & F INDUSTRIES, INC.

                                   EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

P & F Industries, Inc.
Farmingdale, New York

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement filed on February 18, 1997 of our report dated March 7, 2000, relating to the consolidated financial statements and schedule of P & F Industries, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

We also consent to the reference to us under the caption "Experts" in the Form S-8 Registration Statement.



/s/ BDO Seidman, LLP

BDO Seidman, LLP

New York, New York
March 7, 2000